UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010 (April 26, 2010)

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Westheimer

Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of Sterling Bancshares, Inc., a Texas corporation (the “Company”), was held on April 26, 2010. A total of 70,770,296 shares of the Company’s common stock were present or represented by proxy at the meeting, representing approximately 86.4% of all the votes entitled to be cast at the Annual Meeting. The matters submitted for a vote and the related results are as follows:

Proposal 1 – Election of four nominees to serve as Class III directors until the 2013 annual meeting of shareholders or until their successors have been elected and qualified. The results of the votes taken were as follows:

Class III Nominee	Votes For	Votes Withheld	Broker Non-Votes

Edward R. Bardgett	34,502,016	29,009,126	7,259,157

Bernard A. Harris, Jr., MD	34,585,623	28,925,519	7,259,157

Glenn H. Johnson	34,857,699	28,653,443	7,259,157

R. Bruce LaBoon	26,881,502	36,629,640	7,259,157

		Votes For	Votes Against	Votes Abstained	Broker Non-Votes

Proposal 2 –	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	69,383,843	1,283,822	233,130	0

Proposal 3 –	Shareholder proposal requesting that the Board of Directors take action to change each voting requirement in the Company’s charter and bylaws to a simple majority vote.	54,649,382	8,449,206	412,551	7,259,157

Pursuant to the foregoing votes, the four Class III nominees listed above were elected to serve on the Company’s Board of Directors and Proposals 2 and 3 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.

Date: April 28, 2010	By:	/S/ JAMES W. GOOLSBY, JR.
James W. Goolsby, Jr.
Executive Vice President and
General Counsel